UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2015

HOUSTON WIRE & CABLE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-52046	36-4151663
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

10201 North Loop East
Houston, TX	77029
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 609-2100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2015, (i) HWC Wire & Cable Company (the “Subsidiary”), a wholly-owned subsidiary of Houston Wire & Cable Company (the “Company”), entered into the Fourth Amended and Restated Loan and Security Agreement dated as of October 1, 2015 (the “2015 Loan Agreement”), among the Subsidiary, as borrower, the lenders named therein and Bank of America, N.A., as agent, and (ii) the Company executed a Third Amended and Restated Guaranty, dated as of October 1, 2015 (the “Guaranty”), whereby it guarantees the obligations of the Subsidiary under the 2015 Loan Agreement.

The 2015 Loan Agreement amends and restates the Subsidiary’s existing loan and security agreement. The 2015 Loan Agreement provides a $100 million revolving credit facility, including a $10 million subline for letters of credit. Under certain circumstances, the Subsidiary could request an increase to the revolving commitment of up to an additional $50 million. Availability under the 2015 Loan Agreement is limited to a borrowing base equal to 85% of the value of eligible accounts receivable, plus the lesser of 70% of the value of eligible inventory or 90% of the net orderly liquidation value percentage of the value of eligible inventory, in each case less certain reserves. The 2015 Loan Agreement expires on September 30, 2020. Borrowings under the 2015 Loan Agreement bear interest at the British Bankers Association LIBOR Rate plus 100 to 150 basis points based on availability, if a LIBOR loan, or at a fluctuating rate equal to the greatest of the agent’s prime rate, the federal funds rate plus 50 basis points, or LIBOR for a 30-day interest period plus 150 basis points, if a Base Rate loan. The unused commitment fee is 25 basis points. The 2015 Loan Agreement is secured by a lien on substantially all the property of the Company, other than real estate.

The Guaranty sets forth the Company’s unconditional, irrevocable guaranty with respect to all obligations of the borrowers under the 2015 Loan Agreement.

Copies of the 2015 Loan Agreement and the Guaranty are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. A copy of the Company’s press release dated October 1, 2015 announcing its entering into the 2015 Credit Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Amended and Restated Loan and Security Agreement dated as of October 1, 2015, among HWC Wire & Cable Company, as borrower, the lenders named therein and Bank of America, N.A., as agent.

10.2	Third Amended and Restated Guaranty of Houston Wire & Cable Company, dated as of October 1, 2015.

10.3	Press release dated October 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2015	Houston Wire & Cable Company

	By:	/s/ Nicol G. Graham
		Name:	Nicol G. Graham
		Title:	Vice President and
Chief Financial Officer